UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

July 1, 2008

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

Signature

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2008, Modine Manufacturing Company (the “Company” or “Modine”) entered into Amendment No. 1 to Employment Agreement (the “Amendment”) with each of Thomas A. Burke, President and Chief Executive Officer (the Company’s principal executive officer); Bradley C. Richardson, Executive Vice President - Corporate Strategy and Chief Financial Officer (the Company’s principal financial and accounting officer); and Anthony C. DeVuono, Vice President and Chief Technology Officer.  The Amendment provides that:

•
in the event of a termination of employment by the Company without Good Cause or by the employee for Good Reason, the executive would receive severance payments in installments for the remaining Period of Employment;

•	in the event of a termination of employment following a Change in Control, the executive would continue to receive severance payments in a lump sum;

•
the definition of “Change in Control” is amended to comply with Section 409A of the Internal Revenue Code by eliminating commencement of a tender offer as a Change in Control event and reducing the period of time relating to a change in the composition of the board of directors; and

•	the definition of “Good Cause” is expanded to include the executive’s “willful and continued failure to perform” his duties.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the form of Amendment No. 1 to Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Employment Agreement entered into as of July 1, 2008 with Thomas A. Burke, Bradley C. Richardson and Anthony C. DeVuono

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

By: /s/ D.R. Zakos
D. R. Zakos
Vice President, General Counsel and Secretary

Date: July [7], 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Employment Agreement entered into as of July 1, 2008 with Thomas A. Burke, Bradley C. Richardson and Anthony C. DeVuono